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EXHIBIT 99.5

                        QUARTERLY RESULTS OF OPERATIONS

     The following is a summary of the quarterly results of operations for the years ended December 31, 2000 and 1999.

                                                                      2000
                                              -----------------------------------------------------
                                                               THREE MONTHS ENDED
                                              -----------------------------------------------------
                                              MARCH 31    JUNE 30    SEPTEMBER 30     DECEMBER 31
                                              --------    -------    ------------    --------------
                                                                  (IN MILLIONS)
Revenues....................................  $ 490.9     $ 666.3      $ 830.7         $   852.9
Operating (loss)............................   (191.1)     (329.3)      (519.7)           (869.5)
Net (loss)..................................   (397.7)     (621.2)      (768.6)         (1,179.5)

                                                                      1999
                                              -----------------------------------------------------
                                                               THREE MONTHS ENDED
                                              -----------------------------------------------------
                                              MARCH 31    JUNE 30    SEPTEMBER 30    DECEMBER 31(1)
                                              --------    -------    ------------    --------------
Revenues....................................  $ 313.4     $ 360.2      $ 417.1          $ 493.4
Operating (loss)............................   (121.2)     (168.9)      (151.6)          (200.8)
(Loss) income before Extraordinary item.....   (230.4)     (348.5)      (278.1)           124.3
Net (loss) income...........................   (230.4)     (348.5)      (278.1)           121.3

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(1) In November 1999, the Company sold its investment in Cable London for cash of approximately $692.5 million and recognized a gain of $493.1 million.

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